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                                                                    EXHIBIT 99.1


NEWS RELEASE                                                  EASTERLY
                                                              INVESTOR RELATIONS


                                       Client:  Rutherford-Moran Oil Corporation

FOR IMMEDIATE RELEASE                Contacts:  Dave Chavenson, CFO
                                                Rutherford-Moran Oil Corporation
                                                713-622-555

                                                Ken Dennard, Managing Partner
                                                Easterly Investor Relations
                                                713-529-6600


                          RUTHERFORD-MORAN TO EXPLORE
                             STRATEGIC ALTERNATIVES

JANUARY 22, 1998 -- HOUSTON, TEXAS -- Rutherford-Moran Oil Corporation (NASDAQ:RMOC) today announced that it has determined to explore various strategic alternatives regarding the ongoing development of its large concession in the Gulf of Thailand. Such alternatives include the possible merger or sale of the Company. In this regard, the Company has retained Morgan Stanley & Co. Incorporated and Chase Securities, Inc. as its financial advisors.

     Rutherford-Moran Oil Corporation is an independent energy company that concentrates its activities in Southeast Asia. Currently the company's exploration and development activities are entirely in the Gulf of Thailand and are conducted through its subsidiary, Thai Romo Limited, a Limited liability company existing under the laws of Thailand. Additional exploration opportunities are currently being reviewed in other areas of Southeast Asia.

     Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Rutherford-Moran Oil Corporation to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the volatility of oil and gas prices, the Company's ability to replace its oil and gas reserves, the Company's need for and availability of substantial additional capital resources, the Company's substantial indebtedness, the reliance upon estimates of proved reserves, operating hazards and uninsured risks, competition, government regulation, and the ability of the Company to implement its business strategy. These factors are discussed in more detail in the Company's recent Form 10-K filing with the Securities and Exchange Commission.

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